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                                                                    Exhibit 32.1

                                WRITTEN STATEMENT
  OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 13350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Operating Officer and the Chief Financial Officer of Noble International Ltd. (the "Company"), hereby certify that to the best of our knowledge the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    By: /s/ Christopher L. Morin
                                        ----------------------------------------
                                    Name: Christopher L. Morin
                                    Title: President and Chief Executive Officer
                                    (Principal Executive Officer) of Noble
                                    International, Ltd.

                                    By: /s/  Jay J. Hansen
                                        ----------------------------------------
                                    Name: Jay J. Hansen
                                    Title: Chief Financial Officer (Principal
                                    Financial Officer) of Noble International,
                                    Ltd.

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